UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2017 (February 27, 2017)

Exact Name of Registrant	Commission	I.R.S. Employer
as Specified in Its Charter	File Number	Identification No.
Hawaiian Electric Industries, Inc.	1-8503	99-0208097
Hawaiian Electric Company, Inc.	1-4955	99-0040500

State of Hawaii
(State or other jurisdiction of incorporation)

1001 Bishop Street, Suite 2900, Honolulu, Hawaii  96813 - Hawaiian Electric Industries, Inc. (HEI)
900 Richards Street, Honolulu, Hawaii  96813 - Hawaiian Electric Company, Inc. (Hawaiian Electric)
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:

(808) 543-5662 - HEI
(808) 543-7771 - Hawaiian Electric

None
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a)	Prior independent registered public accounting firm
On February 27, 2017, the Audit Committee of the Board of Directors of Hawaiian Electric Industries, Inc. (HEI) dismissed PricewaterhouseCoopers LLP (PwC) as its independent registered public accounting firm. Also, on February 27, 2017, the Audit Committee of the Board of Directors of Hawaiian Electric Company, Inc. (Hawaiian Electric) dismissed PwC as its independent registered public accounting firm. Hawaiian Electric is a subsidiary of HEI.
The reports of PwC on HEI’s consolidated financial statements for the fiscal years ended December 31, 2016 and 2015 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle.
The reports of PwC on Hawaiian Electric’s consolidated financial statements for the fiscal years ended December 31, 2016 and 2015 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle.
During the fiscal years ended December 31, 2016 and 2015 and the subsequent interim period through February 27, 2017, (i) there were no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between HEI and PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which disagreements if not resolved to the satisfaction of PwC would have caused PwC to make reference thereto in their reports on the financial statement for such years, and (ii) there were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K), except as discussed below.
During the fiscal years ended December 31, 2016 and 2015 and in the subsequent interim period through February 27, 2017, (i) there were no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between Hawaiian Electric and PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which disagreements if not resolved to the satisfaction of PwC would have caused PwC to make reference thereto in their reports on the financial statement for such years, and (ii) there were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K), except as discussed below.
As disclosed in the HEI and Hawaiian Electric (collectively the “Companies”) Annual Report on Form 10-K for the fiscal year ended December 31, 2015 HEI did not maintain effective controls over the preparation and review of their consolidated statement of cash flows. Specifically, controls were not designed to ensure that non-cash transactions were properly identified, evaluated and presented in the statement of cash flows, and management’s review process was not effective. Hawaiian Electric had the same material weakness. The material weakness was remediated as of December 31, 2016.
PwC discussed each of these matters with the Audit Committees of HEI and Hawaiian Electric. The Companies have authorized PwC to fully respond to the inquiries of Deloitte & Touche LLP (Deloitte & Touche), the successor independent registered public accounting firm, concerning this matter.
HEI and Hawaiian Electric provided PwC with a copy of the disclosures they are making in this Form 8-K and requested that PwC furnish them with a letter addressed to the U. S. Securities and Exchange Commission stating whether it agrees with the statements contained herein. A copy of PwC’s letter, dated March 3, 2017, is filed as Exhibit 16 to this Form 8-K.

(b)	Engagement of new independent registered public accounting firm
On February 27, 2017 the Audit Committees of HEI and Hawaiian Electric approved the engagement of Deloitte & Touche as the Companies’ independent registered public accounting firm for the year ending December 31, 2017, effective upon the signing of engagement letters between the Companies and Deloitte & Touche. Such engagement letters were executed on March 3, 2017. During the years ended December 31, 2016 and 2015 and the subsequent interim period through March 3, 2017, neither HEI, Hawaiian Electric, nor anyone on their behalf, consulted with Deloitte & Touche with respect to (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on HEI’s or Hawaiian Electric’s consolidated financial statements, and neither a written report nor oral advice was provided to HEI or Hawaiian Electric that Deloitte & Touche concluded was an important factor considered by HEI or Hawaiian Electric in reaching a decision as to any accounting, auditing or financial reporting issue; or (b) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit 16	Letter of PricewaterhouseCoopers LLP dated March 3, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned Companies shall be deemed to relate only to matters having reference to such Companies and any subsidiaries thereof.

HAWAIIAN ELECTRIC INDUSTRIES, INC.	HAWAIIAN ELECTRIC COMPANY, INC.
(Registrant)	(Registrant)
/s/ James A. Ajello	/s/ Tayne S. Y. Sekimura
James A. Ajello	Tayne S. Y. Sekimura
Executive Vice President and	Senior Vice President and
Chief Financial Officer	Chief Financial Officer

Date: March 3, 2017	Date: March 3, 2017

EXHIBIT INDEX

Exhibit No.        Description

Exhibit 16	Letter of PricewaterhouseCoopers LLP dated March 3, 2017

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